Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 O: 650.493.9300 F: 650.493.6811

February 11, 2021

Thayer Ventures Acquisition Corporation

25852 McBean Parkway

Valencia, CA 91335

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Inspirato LLC, a Delaware limited liability company (“Inspirato LLC”), and have been requested by Inspirato LLC to provide you with this opinion in connection with the Registration Statement on Form S-1 (the “Registration Statement”), filed by Thayer Ventures Acquisition Corporation, a Delaware corporation (“Thayer” or the “Company”, which shall be renamed to Inspirato Incorporated following the closing of the proposed business combination (the “Business Combination”) pursuant to that certain Business Combination Agreement, dated of June 30, 2021, as amended, by and among Thayer, Passport Merger Sub I Inc., a Delaware corporation and wholly-owned subsidiary of Thayer, Passport Merger Sub II Inc., a Delaware corporation and wholly-owned subsidiary of Thayer, any blocker merger sub that becomes party by executing a joinder thereto, KPCB Investment I, Inc., a Delaware corporation, Inspirato Group, Inc., a Delaware corporation, W Capital Partners III IBC, Inc., a Delaware corporation, any Non-Party Blocker (as defined therein), Passport Company Merger Sub, LLC, a Delaware limited liability company and Inspirato LLC), with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the (i) offer and sale of (A) 8,625,000 shares of the Company’s Class A common stock, $0.0001 par value per share (the “Class A Common Stock”), underlying certain outstanding public warrants (the “Public Warrant Shares”) and (B) 7,175,000 shares of Class A Common Stock underlying private placement warrants (such warrants, the “Private Warrants” and such shares, the “Private Warrant Shares” and together with the Public Warrant Shares, the “Warrant Shares”) and (ii) offer and resale of (A) up to 7,175,000 Private Warrants, (B) up to 7,175,000 Private Warrant Shares and (C) up to 8,850,384 shares of Class A Common Stock (the “PIPE Shares”), which are expected to be issued to certain of the selling securityholders in a private placement that is exempt from the registration requirements under the Securities Act, pursuant to the terms of the subscription agreements between the Company and each such selling securityholder (the “Subscription Agreements”), immediately prior to the closing of the Business Combination.

The securities (the “Securities”) to be offered pursuant to the Registration Statement include (i) an aggregate of 8,850,384 PIPE Shares, (ii) the Public Warrant Shares issuable upon exercise of 8,625,000 warrants, exercisable at a price of $11.50 per share (including the initial issuance of such shares upon the exercise of such warrants) originally offered and sold by the Company pursuant to Registration Statement on Form S-1 (File No. 333-249390), (iii) the Private Warrant Shares issuable upon exercise of 7,175,000 Private Warrants, exercisable at a price of $11.50 per share (including the initial issuance of such shares upon the exercise of such warrants and the subsequent resale of all such shares by the selling securityholders named in the Registration Statement, and (iv) the Private Warrants to be sold by the selling securityholders named in the Registration Statement.

We are acting as counsel for Inspirato LLC in connection with the registration of the Securities by the Company. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or advisable for the purpose of rendering the opinions and statements set forth below. In rendering the opinions and statements expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

Thayer Ventures Acquisition Corporation

February 11, 2022

In addition, we have reviewed originals or copies of such corporate records of the Company, certificates of public officials, a certificate of an officer of the Company as to factual matters, and such other documents which we consider necessary or advisable for the purpose of rendering the opinions set forth below, including (i) the form of Warrant Certificate (included as Exhibit A to the Warrant Agreement (as defined below)), (ii) the Warrant Agreement, dated December 10, 2020, by and between Thayer and Continental Stock Transfer & Trust Company (the “Warrant Agreement”), filed as Exhibit 4.4 to the Registration Statement, and (iii) the form of the Company’s Amended and Restated Certificate of Incorporation, filed as Exhibit 3.2 to the Registration Statement (the “Certificate of Incorporation”). We have not independently established the facts stated therein.

In our examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents. We have also assumed the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have assumed that the certificates representing the Securities have been properly authenticated by the signature of an authorized officer of the Company’s transfer agent. We have also assumed that all conditions precedent to the closing of the Business Combination have been satisfied or will have been satisfied or otherwise waived and that the Business Combination will close. We have also assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies submitted for our examination and the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions.

We express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware and, solely as to the Private Warrants constituting legally binding obligations of the Company, the laws of the State of New York.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set out below, we are of the opinion that:

1.

With respect to the PIPE Shares to be offered pursuant to the Registration Statement, the PIPE Shares have been duly authorized and when the PIPE Shares have been delivered by the Company pursuant to the Subscription Agreements against the payment of the consideration set forth in each applicable Subscription Agreement, the PIPE Shares will be validly issued, fully paid and nonassessable;

2.

With respect to the Private Warrants to be offered pursuant to the Registration Statement, such Private Warrants constitute valid and binding obligations of the Company, in accordance with their terms; and

3.

With respect to the Warrant Shares to be offered pursuant to the Registration Statement, when such shares are issued upon exercise of the warrants thereof pursuant to the terms of the Warrant Agreement, such Warrant Shares will have been validly issued, fully paid and nonassessable.

Our opinion that any document is legal, valid and binding is qualified as to:

(a)	limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally;

(b)	rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)

the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.

In addition, we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement. For purposes of our opinion in paragraph 2, we have assumed that the Exercise Price (as defined in the Warrant Agreement) will not be adjusted to an amount below the par value per share of the Class A Common Stock.

Thayer Ventures Acquisition Corporation

February 11, 2022

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation